Exhibit 10.1

AMENDMENT NO. 4
TO
AMENDED AND RESTATED CREDIT AGREEMENT
AMENDMENT NO. 4, dated as of August 12, 2015 (this “Amendment”), to the Amended and Restated Credit Agreement, dated as of September 10, 2012, among Virtus Investment Partners, Inc. (the “Borrower”), the Lenders party thereto, PNC Bank, National Association, as Syndication Agent, and The Bank of New York Mellon, as Administrative Agent (in such capacity, the “Agent”), the Swingline Lender, and as Issuing Bank, as amended by Amendment No. 1, dated as of July 2, 2013, Amendment No. 2, dated as of September 18, 2013, and Amendment No. 3, dated as of December 4, 2013 (as the same may be further amended, supplemented or otherwise modified from time to time, the “Credit Agreement”).
RECITALS
I.    Capitalized terms used herein and not herein defined shall have the meanings set forth in the Credit Agreement.
II.    The Borrower desires to amend the Credit Agreement upon the terms and conditions herein contained, and the Agent and Required Lenders have agreed thereto upon the terms and conditions herein contained.
Accordingly, in consideration of the Recitals and the covenants, conditions and agreements hereinafter set forth, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:
1.Section 1.1 of the Credit Agreement is hereby amended by adding the following new defined terms, each in its appropriate alphabetical order:
“Affected Person” means the Borrower, any subsidiary thereof, or any officer, director, trustee or employee of the Borrower or any such subsidiary, or any agent of the Borrower or any such subsidiary that will act in any capacity with respect to this Credit Agreement.
“Anti‑Corruption Law” means, with respect to any Affected Person, the FCPA and any law, rule or regulation of any jurisdiction concerning or relating to bribery or corruption that is applicable to such Affected Person.
“Anti‑Terrorism Law” means, with respect to any Person, any applicable law, rule or regulation related to financing terrorism including (1) the Patriot Act, (1) The Currency and Foreign Transactions Reporting Act (31 U.S.C. §§ 5311-5330) (also known as the “Bank Secrecy Act”), (1) the Trading With the Enemy Act (50 U.S.C. § 1 et seq.), (d) the International Economic Emergency Powers Act (15 U.S.C. § 1701 et seq.) and (e) Executive Order 13224 (effective September 24, 2001).

“Bank Loan” means (1) a debt obligation, other than a security (as defined in the Securities Act of 1933) customarily referred to as a “bank loan”, and (1) any participation or sub‑participation in a debt obligation referred to in clause (a) hereof.
“CLO” means any corporation, statutory trust or limited liability company that (a) is a subsidiary of the Borrower, (b) invests 75% or more of its assets in Bank Loans and (c) issues securities in separate classes or tranches all but one of which has priority of payment over one or more of the other classes or tranches.
“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof and any agreement entered into pursuant to Section 1471(b)(1) of the Code.
“FCPA” means the Foreign Corrupt Practices Act, 15 U.S.C. §§ 78dd‑1, et seq.
“Mortgages” means the mortgages, deeds of trust, assignments of leases and rents and other security documents (if any) delivered pursuant to this Agreement with respect to Real Property, each in form and substance reasonably satisfactory to the Administrative Agent.
“OFAC” means the U.S. Department of Treasury’s Office of Foreign Assets Control.
“Real Estate Collateral Requirement” means the requirement that, with respect to each owned Real Property required to be subject to a Mortgage hereunder, the Administrative Agent shall have received (each in form and substance satisfactory to the Administrative Agent):
(a) a Mortgage duly executed and delivered by the relevant Loan Party that is the record owner of such Real Property, in form for recording in the recording office of the jurisdiction where such Real Property to be encumbered thereby is situated, in favor of the Administrative Agent for the benefit of the Secured Parties (in such number of copies as the Administrative Agent shall have requested), together with such other instruments as shall be necessary or appropriate (in the reasonable judgment of the Administrative Agent) to create a Lien under applicable law, all of which shall be in form and substance reasonably satisfactory to Administrative Agent, which Mortgage and other instruments shall be effective to create and/or maintain a Lien on such Real Property, subject to no Liens other than Liens permitted under Section 7.2 applicable to such Real Property;
(b) to the extent that Lenders would be required by federal law and regulations regarding flood insurance (including the National Flood Insurance Reform Act of 1994) to obtain the same in connection with obtaining such Mortgage: (i) a ‘life of loan’ flood hazard determination, and (ii) as applicable, evidence of flood insurance and an acknowledged borrower notice, for such Real Property;
(c) a fully paid policy of title insurance (or marked binding pro forma having the same effect of a title insurance policy) in the form reasonably approved by the Administrative Agent insuring the Lien of the Mortgage encumbering such Real Property as a valid Lien (subject to this clause (c)) on such Real Property and fixtures described therein, which policy of title insurance (or marked binding pro forma having the same effect of a title insurance policy) shall be in an amount reasonably satisfactory to the Administrative Agent and shall (i) be issued by a title insurance company selected by the Borrower and reasonably satisfactory to the Administrative Agent, (ii) include such coinsurance and reinsurance arrangements (with provisions for direct access) as shall be reasonably acceptable to the Administrative Agent, (iii) have been supplemented by such endorsements or affirmative insurance, if available, as shall be reasonably requested by the Administrative Agent, and (iv) contain no exceptions to title other than exceptions for Liens permitted under Section 7.2 and other exceptions reasonably acceptable to the Administrative Agent;
(d) evidence reasonably acceptable to the Administrative Agent of payment by the Borrower of all title insurance premiums, search and examination charges, mortgage, filing and recording taxes, fees and related charges required for the recording of such Mortgage;
(e) if the Administrative Agent or Required Lenders reasonably determine that they are required by law or regulation to have appraisals prepared in respect of any such Real Property, the Borrower will cooperate with the Administrative Agent in obtaining appraisals which satisfy the applicable requirements of the Real Estate Appraisal Reform Amendments of the Financial Institution Reform, Recovery and Enforcement Act of 1989, as amended, or any other law or regulation and which shall otherwise be in form and substance reasonably satisfactory to the Administrative Agent, and the Borrower shall pay all reasonable fees and expenses incurred by the Administrative Agent in connection therewith;
(f) all such other documents, instruments or items (including UCC fixture filings) as shall be reasonably necessary in the opinion of the Administrative Agent (or its counsel) to create a valid and perfected mortgage Lien on such Real Property subject only to Liens permitted under Section 7.2, including such affidavits and instruments of indemnifications by the Borrower and the relevant Subsidiary as shall be reasonably required to induce such title company to issue the policy or policies (or commitment) and endorsements contemplated in clause (c) above; and
(g) customary opinions (addressed to the Administrative Agent and the Lenders) of local counsel for the relevant Loan Party (i) in the state in which such Real Property is located, with respect to the enforceability and perfection of the Mortgage covering such Real Property and any related fixture filings in form and substance reasonably satisfactory to the Administrative Agent and (ii) if requested by the Administrative Agent, in the state in which such Loan Party is organized and formed, with respect to, among other matters, the valid existence, corporate power and authority of such Loan Party in the granting of such Mortgage.
“Real Property” means, collectively, all right, title and interest of the Borrower or any Subsidiary Guarantor in and to any and all parcels of real property owned by the Borrower or any Subsidiary Guarantor together with all improvements and appurtenant fixtures, easements and other property and rights incidental to the ownership, lease or operation thereof.
“Sanctions” has the meaning set forth in Section 4.21(a).
“Sanctioned Country” means, at any time, a country or territory which is the subject to country-based (not individual- or entity-based) Sanctions.
“Sanctioned Person” means, at any time, any Person that is subject to any Sanction.
1.    The defined term “Borrower Group Net Worth” contained in Section 1.1 of the Credit Agreement is hereby amended by deleting the phrase “other than VPD” contained therein.
2.    The defined term “Cash Distributions Received” contained in Section 1.1 of the Credit Agreement is hereby amended by inserting “, CLOs” immediately after the word “Subsidiaries” appearing therein.
3.    The defined term “Excluded Taxes” contained in Section 1.1 of the Credit Agreement is hereby amended by replacing the phrase “the Borrower” in the first instance it appears therein with the phrase “any Loan Party”.
4.    The defined term “Federal Funds Effective Rate” contained in Section 1.1 of the Credit Agreement is hereby amended by inserting the phrase “the higher of (a) 0.00% and (b)” immediately after the phrase “for any day,” contained therein.
5.    The defined term “Indemnified Taxes” contained in Section 1.1 of the Credit Agreement is hereby amended and restated in its entirety as follows:
“Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of any Loan Party under any Loan Document and (b) to the extent not otherwise described in (a), Other Taxes.
6.    The defined term “LIBO Rate” contained in Section 1.1 of the Credit Agreement is hereby amended by inserting the phrase “the higher of (a) 0.00% and (b)” immediately after the phrase “for any Interest Period,” contained therein.

7.    The defined term “Non—Guarantor Subsidiary” contained in Section 1.1 of the Credit Agreement is hereby amended and restated in its entirety as follows:
“Non—Guarantor Subsidiary” means, as of any date, each Subsidiary (other than VPD) that is not a Subsidiary Guarantor.
8.    The defined term “Other Taxes” contained in Section 1.1 of the Credit Agreement is hereby amended and restated in its entirety as follows:
“Other Taxes” means all present or future stamp or documentary Taxes or any other excise or property Taxes, charges or similar levies arising from any payment made hereunder or under any other Loan Document or from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, this Credit Agreement or any other Loan Document.
9.    The defined term “Subsidiary” contained in Section 1.1 of the Credit Agreement is hereby amended and restated as follows:
“Subsidiary” means any Person (other than a Virtus Fund and other than a CLO) that is a subsidiary of the Borrower.
10.    The defined term “Taxes” contained in Section 1.1 of the Credit Agreement is hereby amended by adding the phrase “(including backup withholding)” immediately after the word “withholdings” contained therein.
11.    Section 3.5(b) of the Credit Agreement is hereby amended by (a) inserting the phrase “liquidity or” immediately before the phrase “capital requirements” contained therein and (b) inserting the phrase “liquidity and” immediately before the phrase “capital adequacy” contained therein.
12.    Section 3.7(a) of the Credit Agreement is hereby amended replacing the phrase “any Indemnified Taxes or Other Taxes,” contained therein with the phrase “any Indemnified Taxes (including any Other Taxes),”.
13.    Section 3.7(c) of the Credit Agreement is hereby amended and restated in its entirety as follows:
(c)    Indemnification by the Borrower. Without limiting the provisions of paragraphs (a) and (b) above, the Borrower shall indemnify each Credit Party, within 10 days after demand therefor, for the full amount of any Indemnified Taxes (including any Other Taxes, and including any Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section) paid by such Credit Party and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Borrower by a Credit Party (with a copy to the Agent), or by the Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error.
14.    Section 3.7(d) of the Credit Agreement is hereby amended replacing the phrase “any Indemnified Taxes or Other Taxes” contained therein with the phrase “any Indemnified Taxes (including any Other Taxes)”.
15.    Section 3.7 of the Credit Agreement is hereby amended by (i) changing paragraph (f) to paragraph (g), (ii) changing paragraph (e) to paragraph (f) (“New Paragraph (f)”), and (iii) inserting a new paragraph (e) as follows:
(e)    Indemnification by the Lenders. Each Lender shall severally indemnify the Agent, within 10 days after demand therefor, for (i) any Indemnified Taxes (including Other Taxes) attributable to such Lender (but only to the extent that the Borrower has not already indemnified the Agent for such Indemnified Taxes and without limiting the obligation of the Borrower to do so) and (ii) any Excluded Taxes attributable to such Lender, in each case, that are payable or paid by the Agent in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by the Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Agent to set off and apply any and all amounts at any time owing to such Lender under any Loan Document or otherwise payable by the Agent to the Lender from any other source against any amount due to the Agent under this paragraph (e).
16.    New Paragraph (f) is hereby amended and restated in its entirety as follows:
(f)    Status of Lenders.
(i)Any Foreign Lender that is entitled to an exemption from or reduction of withholding tax under the law of the jurisdiction in which the Borrower is resident for tax purposes, or any treaty to which such jurisdiction is a party, with respect to payments hereunder or under any other Loan Document shall deliver to the Borrower (with a copy to the Agent), at the time or times prescribed by applicable law or reasonably requested by the Borrower or the Agent, such properly completed and executed documentation prescribed by applicable law as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if requested by the Borrower or the Agent, shall deliver such other documentation prescribed by applicable law or reasonably requested by the Borrower or the Agent as will enable the Borrower or the Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements.

(ii)Without limiting the generality of the foregoing, any Foreign Lender shall deliver to the Borrower and the Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Credit Agreement (and from time to time thereafter upon the request of the Borrower or the Agent, but only if such Foreign Lender is legally entitled to do so), whichever of the following is applicable:
(A)duly completed copies of Internal Revenue Service Form W-8BEN or W-8BEN-E claiming eligibility for benefits of an income tax treaty to which the United States of America is a party,
(B)duly completed copies of Internal Revenue Service Form W-8ECI,
(C)in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under section 881(c) of the Code, (x) a certificate to the effect that such Foreign Lender is not (A) a “bank” within the meaning of section 881(c)(3)(A) of the Code, (B) a “10 percent shareholder” of the Borrower within the meaning of section 881(c)(3)(B) of the Code, or (C) a “controlled foreign corporation” described in section 881(c)(3)(C) of the Code and (y) duly completed copies of Internal Revenue Service Form W-8BEN or W-8BEN-E, or
(D)any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in United States Federal withholding tax duly completed together with such supplementary documentation as may be prescribed by applicable law to permit the Borrower to determine the withholding or deduction required to be made.
(iii)If a payment made to a Lender under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Borrower and the Agent at the time or times prescribed by law and at such time or times reasonably requested by the Borrower or the Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower or the Agent as may be necessary for the Borrower and the Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this clause (iii), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

Each Lender agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Borrower and the Agent in writing of its legal inability to do so.
17.    New Section 3.7(g) of the Credit Agreement is hereby amended by replacing (i) the phrase “Taxes or Other Taxes” contained therein with the phrase “Indemnified Taxes or Other Taxes”, and (ii) the phrase “upon the request of a Credit Party” contained therein with the phrase “upon the request of such Credit Party”.
18.    Article 4 of the Credit Agreement is hereby amended by inserting a new Section 4.21 as follows:
Section 4.21    Sanctions, Anti-Terrorism, Anti-Money Laundering and Anti‑Corruption
(a)    None of the Borrower, any of its subsidiaries or any director, trustee, officer, employee, agent, or affiliate of the Borrower or any of its subsidiaries is a Person that is, or, to Borrower’s knowledge, is owned or controlled by Persons that are: (i) the subject or target of any sanctions administered or enforced by OFAC, the U.S. Department of State, the United Nations Security Council, the European Union, Her Majesty’s Treasury, or other relevant sanctions authority (collectively, “Sanctions”), or (ii) located, organized or resident in a country, region or territory that is, or whose government is, the subject of Sanctions, including, without limitation, Cuba, Iran, North Korea, Sudan, Crimea and Syria.
(b)    No Affected Person or, to Borrower’s knowledge, any Person that owns or controls (directly or indirectly) the Borrower or receives (directly or indirectly) any proceeds of any Loan (1) conducts any business or engages in making or receiving any contribution of goods, services or money to or for the benefit of any Sanctioned Person or in any Sanctioned Country, (1) deals in, or otherwise engages in any transaction related to, any property or interests in property blocked pursuant to any Anti‑Terrorism Law, (iii) engages in or conspires to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate, any of the prohibitions set forth in any Anti‑Terrorism Law, or (iv) has violated any Anti-Terrorism Law.
(c)    No Affected Person or, to Borrower’s knowledge, any Person that owns or controls (directly or indirectly) the Borrower, or receives (directly or indirectly) any proceeds of any Loan (i) has engaged in any transaction, investment, undertaking or activity that conceals the identity, source or destination of the proceeds from any category of prohibited offenses designated by the Organization for Economic Co-operation and Development’s Financial Action Task Force on Money Laundering, or (ii) otherwise violated any applicable law regarding money laundering.

(d)    The Borrower and each subsidiary thereof is in compliance with the FCPA, and any foreign counterpart thereof. Neither the Borrower nor any subsidiary thereof has made a payment, offering, or promise to pay, or authorized the payment of, money or anything of value (1) in order to assist in obtaining or retaining business for or with, or directing business to, any foreign official, foreign political party, party official or candidate for foreign political office, (1) to a foreign official, foreign political party or party official or any candidate for foreign political office, and (1) with the intent to induce the recipient to misuse his or her official position to direct business wrongfully to the Borrower or any other Person in violation of the FCPA.
(e)    The Borrower and each subsidiary thereof has implemented and maintains, and is in compliance with, policies and procedures reasonably designed to promote and achieve compliance by each Affected Person with all applicable laws regarding Sanctions and money laundering, Anti‑Terrorism Laws and Anti‑Corruption Laws.
19.    Section 6.8(a) of the Credit Agreement is hereby amended and restated in its entirety as follows:
(a)    The proceeds of the Loans and the Letters of Credit will be used only as follows: (i) for working capital requirements, (ii) for general corporate purposes, including capital expenditures, and (iii) for investments in CLOs, Joint Ventures and non-hostile acquisitions to the extent permitted by Section 7.4.
20.    Section 6.13(c) of the Credit Agreement is hereby amended and restated in its entirety, as follows:
(c)    If any Real Property with an appraised value greater than $1,000,000 is acquired by the Borrower or any Subsidiary Guarantor after the Agreement Date (other than assets constituting Collateral under the Security Documents that become subject to the perfected Lien of the Security Documents upon acquisition thereof, and other than assets upon which the Administrative Agent has a first perfected Lien), the Borrower will notify the Credit Parties thereof, and, if requested by the Administrative Agent or the Required Lenders, the Borrower will, and will cause each of Subsidiary Guarantor to, grant to the Administrative Agent security interests and Mortgages in such Real Property and satisfy the Real Estate Collateral Requirement with respect to each such Real Property within 90 days after the date such Real Property is so acquired.
21.    Section 7.4(i)(vi) is hereby amended and restated in its entirety as follows:
(vi)    if such investment is in a Joint Venture or a CLO, immediately after giving effect to each such investment (the “Test Time”), (x) the aggregate cost of all such investments made during each Calculation Period in each Person that, as of such Test Time, would be a Joint Venture or a CLO would not exceed 50% of Borrower Group Net Worth, and (y) the aggregate cost of all such investments in each Person that, as of such Test Time, would be a Joint Venture or a CLO would not exceed 70% of Borrower Group Net Worth, provided further that in determining the cost, for purposes of this clause (vi), of an investment in a Joint Venture that was formerly a Subsidiary, the cost shall be deemed to be the book value of such Joint Venture as set forth on the balance sheet of the Borrower Group on a consolidated basis in accordance with GAAP.
22.    Section 7.13 is hereby amended and restated in its entirety as follows:
Section 7.13    Sanctions, Anti-Terrorism, Anti-Money Laundering and Anti‑Corruption
(a)    The Borrower will not directly or, to its knowledge, indirectly use the proceeds of the Loans, or lend, contribute or otherwise make available such proceeds to any subsidiary thereof, joint venture partner or other Person, (i) to fund, finance or facilitate any activities or business of or with any Person, or in any country, region or territory, that, at the time of such funding, is, or whose government is, the subject of Sanctions, or (ii) in any other manner that would result in a violation of Sanctions by any Person (including any Person participating in the Loans, whether as underwriter, lender, advisor, investor, or otherwise).
(b)    The Borrower will not, and will not cause or permit any subsidiary thereof to, violate any applicable law, rule or regulation regarding Sanctions or money laundering, or any Anti‑Terrorism Law or Anti‑Corruption Law.
(c)    The Borrower and each subsidiary thereof shall at all times maintain, and be in compliance with, policies and procedures reasonably designed to promote and achieve compliance by each Affected Person with all applicable laws, rules and regulations regarding Sanctions and money laundering, Anti‑Terrorism Laws and Anti‑Corruption Laws.
23.    Paragraphs 1 through 23 of this Amendment shall not be effective unless and until the following conditions precedent shall have been satisfied (the “Amendment Effective Date”):
1.the Agent (or its counsel) shall have received from the Borrower, each Subsidiary Guarantor and Required Lenders either (i) a counterpart of this Amendment signed on behalf of each such Person, or (ii) written evidence satisfactory to the Agent (which may include facsimile or e-mail transmission of a signed signature page of this Amendment) that each such Person has signed a counterpart of this Amendment;
2.the Agent shall have received written opinions from counsel to the Borrower in form and substance reasonably acceptable to the Agent; and
3.the Agent shall have received all fees and other amounts due and payable by the Borrower on or prior to the Amendment Effective Date, including,

to the extent invoiced, reimbursement or payment of all out-of-pocket expenses (including attorneys’ fees).
24.    The Borrower and each Subsidiary Guarantor hereby (1) reaffirms and admits the validity and enforceability of each Loan Document to which it is a party and all of its obligations thereunder and agrees and admits that (1) it has no defense to any such obligation, (1) it shall not exercise any setoff or offset to any such obligation, and (1) to its knowledge, it does not have any claim against any Credit Party arising out of the transactions contemplated by the Loan Documents, and (1) represents and warrants that (i) no Default or Event of Default has occurred and is continuing and (ii) all of the representations and warranties made by it in the Loan Documents are true and correct in all material respects, both immediately before and after giving effect to this Amendment.
25.    By signing below, (1) each Subsidiary Guarantor consents to this Amendment, and (1) Required Lenders hereby authorize and direct the Agent to execute and deliver the Security Amendment.
26.    This Amendment may be executed in any number of counterparts, each of which shall be an original and all of which shall constitute one agreement. It shall not be necessary in making proof of this Amendment to produce or account for more than one counterpart signed by the party to be charged.
27.    The Credit Agreement and the other Loan Documents shall in all other respects remain in full force and effect, and no amendment herein in respect of any term or condition of any Loan Document shall be deemed to be an amendment or other modification in respect of any other term or condition of any Loan Document.
28.    This Amendment shall be governed by, and construed in accordance with, the laws of the State of New York, without regard to conflict of laws principles that would require the application of the laws of another jurisdiction.
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IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 4 to Amended and Restated Credit Agreement to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.
VIRTUS INVESTMENT PARTNERS, INC.

By: /s/ Michael A. Angerthal
Name: Michael A. Angerthal
Title:    Executive Vice President
& Chief Financial Officer

THE BANK OF NEW YORK MELLON,
individually, as Swingline Lender, Issuing Bank and as the Administrative Agent

By: /s/ Richard G. Shaw
Name: Richard G. Shaw
Title: Vice President

PNC BANK, NATIONAL ASSOCIATION

By: /s/ Alaa Shraim
Name: Alaa Shraim
Title: Vice President

CITBANK, N.A.

By: /s/ Dane Graham
Name: Dane Graham
Title: Director

ROYAL BANK OF CANADA

By: /s/ Tim Stephens
Name: Tim Stephens
Title: Director

Each of the Subsidiary Guarantors, by signing below, hereby acknowledges and agrees to the Amendment:

DUFF & PHELPS INVESTMENT MANAGEMENT CO.
By: /s/ Michael A. Angerthal
Name:    Michael A. Angerthal
Title:    Executive Vice President & Treasurer
EUCLID ADVISORS LLC
By: /s/ Michael A. Angerthal
Name:    Michael A. Angerthal
Title:    Executive Vice President & Treasurer
KAYNE ANDERSON RUDNICK INVESTMENT MANAGEMENT, LLC
By: /s/ Michael A. Angerthal
Name:    Michael A. Angerthal
Title:    Senior Vice President & Chief Financial Officer

RUTHERFORD FINANCIAL CORPORATION
By: /s/ David Hanley
Name:    David Hanley
Title:    Vice President & Treasurer
NEWFLEET ASSET MANAGEMENT LLC (f/k/a SCM ADVISORS LLC)
By: /s/ Michael A. Angerthal
Name:    Michael A. Angerthal
Title:    Senior Vice President & Chief Financial Officer
VIRTUS INVESTMENT ADVISERS, INC.
By: /s/ Michael A. Angerthal
Name:    Michael A. Angerthal
Title:    Executive Vice President & Chief Financial Officer
VIRTUS PARTNERS, INC.
By: /s/ Michael A. Angerthal
Name:    Michael A. Angerthal
Title:    Executive Vice President, Chief Financial Officer

ZWEIG ADVISERS, LLC
By: /s/ Michael A. Angerthal
Name:    Michael A. Angerthal
Title:    Executive Vice President & Chief Financial Officer
RAMPART INVESTMENT MANAGEMENT COMPANY, LLC
By: /s/ Michael A. Angerthal
Name:    Michael A. Angerthal
Title:    Executive Vice President & Chief Financial Officer
VIRTUS FUND SERVICES, LLC
By: /s/ Michael A. Angerthal
Name:    Michael A. Angerthal
Title:    Executive Vice President & Chief Financial Officer
VIRTUS ALTERNATIVE INVESTMENT ADVISERS, INC.
By: /s/ Michael A. Angerthal
Name:    Michael A. Angerthal
Title:    Executive Vice President & Treasurer